UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2004

ABX Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50368	91-1091619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio	45177
(Address of principal executive offices)	(Zip Code)

(937) 382 - 5591 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 8, 2004, ABX Air issued a press release providing that it will be operating seven additional regional hub locations for DHL. A copy of the press release is furnished herewith as Exhibit 99(a).

Except for historical information contained therein, the matters discussed in the press release contain forward-looking statements that involve risks and uncertainties. ABX Air’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the actual results of the Company to differ materially from those indicated by such forward-looking statements, including, but not limited to, the possibility that DHL may subsequently determine to forego or delay opening one or more of the additional regional hubs or to award the staffing and management of one or more of the additional regional hubs to another party. These factors are contained from time to time in ABX Air’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended 2003, and our Quarterly Report on Form 10-Q for the periods ended March 31st and June 30th, 2004. Readers should carefully review the press release and should not place undue reliance on our forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of the press release. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99(a)	Press Release issued by ABX Air on September 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX Air, Inc.
(Registrant)
Date September 10, 2004

/S/ JOSEPH C. HETE
Joseph C. Hete Chief Executive Officer and President